Exhibit 99.1

Information Relating to Part II, Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of Class A common stock of Zillow, Inc., registered pursuant to a shelf registration statement on Form S-3 that the Company previously filed with the Securities and Exchange Commission, which was declared effective on September 5, 2012 (File No. 333-183111), and a registration statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, which became effective on September 6, 2012 (File No. 333-183756), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission fee and the FINRA filing fee.

SEC registration fee	$34,896.57
FINRA filing fee	47,714.88
The Nasdaq Global Market listing fee	40,250.00
Accounting fees and expenses	160,000.00
Legal fees and expenses	425,000.00
Legal fees and expenses borne by the selling shareholders	15,000.00
Printing and engraving expenses	13,000.00
Transfer agent and registrar fees and expenses	5,000.00

Total	$740,861.45